UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), issued a news release reaffirming its 2006 earnings guidance and announcing its 2007 earnings guidance and 2007-2009 return on equity goals. The Registrant is furnishing a copy of the news release as Exhibit 99.1 hereto.

The Company is also furnishing, as Exhibit 99.2 hereto, a copy of additional slides presented at its Investor Day conference held on December 5, 2006 setting out the 2006 earnings guidance, 2007 earnings guidance and 2007-2009 return on equity goals.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News release of Prudential Financial, Inc., dated December 5, 2006, reaffirming its 2006 earnings guidance and announcing its 2007 earnings guidance and 2007-2009 return on equity goals (furnished and not filed).

99.2	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 5, 2006 setting out its 2006 earnings guidance, 2007 earnings guidance and 2007-2009 return on equity goals (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
	Name:	Brian J. Morris
	Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	News release of Prudential Financial, Inc., dated December 5, 2006, reaffirming its 2006 earnings guidance and announcing its 2007 earnings guidance and 2007-2009 return on equity goals (furnished and not filed).

99.2	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 5, 2006 setting out its 2006 earnings guidance, 2007 earnings guidance and 2007-2009 return on equity goals (furnished and not filed).